EXHIBIT 10.18

              INDEMNIFICATION OF KEY CORPORATE OFFICERS
                MEDICAL, DENTAL, AND RELATED EXPENSES

    I.      Plan Participants:

    The group covered includes the President, Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents.

    II.     Type of Plan:

    An indemnification will be paid to each member of the covered group at the end of each fiscal year. This payment will be equal to the verified medical, dental, and related costs incurred by plan participants and their dependents during the fiscal year. Additionally, applicable taxes on these payments will be paid by Pier 1.

    III.    Expenses Covered:

        1. For all matters presently covered by the Pier 1 group medical plan, the indemnification plan will reimburse for deductibles and co-payments required under the group medical plan.

        2. All reasonable and customary dental expenses not solely cosmetic in nature, including 100% of all procedures not covered by the group dental plan and reimbursement for deductibles and co-payments required under the group dental plan for those procedures covered under the group dental plan.

        3. Eye examinations, lenses and contact lenses (no frames).

        4. Annual physical examinations.

        5. For prescribed drugs and medicines, the plan will reimburse for deductibles and co-payments required under the group medical plan.

    IV.     Maximum Benefit:

    The maximum indemnification (payment + "grossed up" taxes) for each executive will not exceed $7500.

    V.      Effective Date of Changes to Plan:

        March 1, 1987

    VI.     Administration:

    Advances against the annual indemnifications may be paid as frequently as monthly.

    At the end of the fiscal year, each plan participant will present documents (medical bills, prescription drug receipts, etc.) in a prescribed reporting format verifying their total covered expenses to the plan custodian. The plan custodian will communicate the prescribed reporting format. The plan custodian will verify expenses and issue the participant a check equal to the difference between the verified expenses and the advances already issued. If the advances are greater than the verified expenses, the participant will then immediately reimburse the company the difference.

    Payments made under this plan are considered ordinary income and will be reported to the IRS as such.

    VII.    Plan Custodian:

    The plan custodian is the Chief Financial Officer or his designee.

            TAX PREPARATION AND FINANCIAL PLANNING BENEFIT


    Benefit: Company reimbursement for tax preparation and financial and estate planning.

    Participant:  Pier 1 Imports Senior Vice Presidents and above.

    Benefit Amount: Up to 1 1/2% of the officer's base salary per year.

    Administration: Participant may make a claim by submitting an expense statement with receipts for services rendered to the payroll department.

    Taxes:  The individual is responsible.